[This document filed on October 5, 2000, with the Clerk of the U.S. District Court Western District of Washington. The original was prepared on 28 line pleading paper. Except for the vertical lines and numbers, the document below is an exact representation of the filed document.]



                           UNITED STATES DISTRICT COURT
                           WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE

------------------------------------
FEDERAL TRADE COMMISSION            )
                                    )  Case No. C00-1698 Z
              Plaintiff,            )
                                    )  CONSENT DECREE
              v.                    )
                                    )
WADE COOK FINANCIAL CORP. et al.,   )
                                    )
             Defendants             )
------------------------------------)

     Whereas,  plaintiff, the Federal Trade Commission  ("Commission") has filed its  complaint  pursuant to Section 13(b) of the Federal  Trade  Commission  Act

("FTC Act"), 15 U.S.C. ss. 53(b), charging defendants with violations of Section

5 of the FTC Act, 15 U.S.C. ss. 45;


     Whereas,  the  defendants  deny the  occurrence  of any fact alleged in the

Complaint  or that they have  engaged in any act or practice in violation of the

FTC Act; and


     Whereas,  the parties are entering into this Consent  Decree to resolve all all matters of dispute  between them in this action,  on the following terms and conditions, without adjudication of any issue of fact or law,


     NOW,  THEREFORE,  plaintiff and  defendants  having  requested the Court to enter this Order, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:


                                    FINDINGS

     1. This Court has  jurisdiction  over the  subject  matter of this case and over the parties consenting hereto.



CONSENT DECREE - page 1

     2. The  Complaint  states a claim upon which relief may be granted  against defendants under Section 5 of the FTC Act, 15 U.S.C. ss. 45.

     3. Entry of this Order is in the public interest.

                                 SCOPE OF ORDER

     This Order applies to future representations in advertising and promotional materials,  including  promotional  seminars  offered  for free or for a nominal charge of one  hundred  dollars  ($100) or less,  such as the  Financial  Clinic offered by defendants prior to entry of this Order. This Order is not applicable to books,  print,  electronic,  video and audio  publications and  instructional seminars published or presented by defendants and sold primarily at wholesale or retail, rather than primarily distributed for free.

                                   DEFINITIONS

     For purposes of this Order, the following  definitions shall apply,  unless otherwise indicated:

     A. "Defendants" means Wade Cook Financial Corporation,  Wade Cook Seminars,

Inc., and their subsidiaries,  successors and assigns, (hereinafter collectively referred to as "WCFC  parties").  Provided  however that Wade Bruce Cook, who is not a named  defendants  in this  matter,  enters into this  Consent  Decree and agrees to be bound by each of its provisions.

     B. "Clearly and prominently" means as follows:

          1. In an advertisement communicated through an electronic medium (such as  television,  video,  radio,  and  interactive  media  such  as the

          Internet  and online  services),  the  disclosure  shall be  presented

          simultaneously   in  both  the  audio  and  video   portions   of  the

          advertisement.  Provided, however, that in any advertisement presented solely  through  video  or audio  means,  the  disclosure  may be made through  the same  means  in  which  the ad is  presented.  The  audio disclosure  shall be delivered in a volume and cadence  sufficient for an ordinary  consumer to hear and comprehend it. The video  disclosure shall  be of a size  and  shade,  and  shall  appear  on the  screen a sufficient  length  of time  for an  ordinary  consumer  to  read  and comprehend  it. In  interactive  media the  disclosure  shall  also be unavoidable  and shall be  presented  before the  consumer  incurs any financial obligation.



CONSENT DECREE - page 2

          2. In a print advertisement,  promotional  material,  or instructional

          manual,   the  disclosure  shall  be  in  a  type  size  and  location

          sufficiently   noticeable  for  an  ordinary   consumer  to  read  and

          comprehend it, in print that  contrasts  with the  background  against which it appears. In multi page documents, the disclosure shall appear on the cover or first page.

          3. In a promotional  seminar the disclosure  shall be provided to each seminar attendee in written form, in a single page document containing no other  information,  in a type size sufficiently  noticeable for an ordinary  consumer to read and  comprehend it, in print that contrasts with the background against which it appears.

     C. "Stock" means common  stocks,  bonds,  and options or other  derivatives interests in common stock or bonds.

     D. "Disclosure period" shall mean the period of four calendar quarters that ends not  more  than 150  days  prior  to the  date of the  representation  that triggers the disclosure.

     E. "Rate of Return" means the amount of gain or loss in the stock brokerage accounts  of the  corporate  defendants  for the  applicable  disclosure  period expressed as a percentage  of the amount  invested.  The Rate of Return shall be calculated as follows:

          1. At the end of the last day of each  month,  for each stock owned on the last day of the  month,  total  the cost of each  stock  purchased during the disclosure period, the fair market value on the last day of the  prior  disclosure  period of each  stock  owned on day one of the disclosure  period,  and the  amount  of  cash in each of the  subject brokerage  accounts.  Each of the twelve monthly totals shall be added together.  The resulting sum shall be divided by twelve. The result of this division is the "average cost/value of securities."

          2. At the end of the last day of the disclosure  period,  the realized gains and  losses  from all stock  transactions  closed out during the disclosure  period shall be totaled.  The result is the "realized gain or loss" for the disclosure  period. For each stock purchased and sold within  the  disclosure  period,  the  realized  gain or loss shall be calculated by subtracting the cost of the stock from the sale price of the  stock.  For each stock  owned



CONSENT DECREE - page 3
          on the first day of the  disclosure period and sold during the disclosure  period,  the realized  gain or loss shall be calculated by subtracting  the fair market value of the stock at the end of the last day of the prior  disclosure  period from the sale price of the stock.

          3. At the end of the last day of the disclosure period, the unrealized gains and losses from all stock  transactions that were not closed out during the disclosure period shall be totaled based on the fair market value of such unsold  stocks at the close of business on that day. The result is the "unrealized gain or loss" for the disclosure period. For each stock purchased during the disclosure period and held on the last day of the disclosure  period,  the  unrealized  gain or loss shall be calculated by  subtracting  the cost of the stock from the fair market value  of the  stock  at the  end of the  last  day of the  disclosure period.  For each stock owned on day one of the disclosure  period and held on the last day of the disclosure  period, the unrealized gain or loss shall be calculated by  subtracting  the fair market value of the stock at the end of the last day of the prior  disclosure  period from the fair  market  value of the stock at the end of the last day of the current disclosure period.

          4. The realized gain or loss and the  unrealized  gain or loss for the disclosure  period  shall be totaled.  The result  shall be the "total gain or loss" for the disclosure period.

          5. The total gain or loss shall be divided by the  average  cost/value of securities.

          The result of this division shall be the Rate of Return.

     WCFC  parties  shall not engage in a concerted  practice  of removing  cash assets  within  five (5) days  from the end of the  disclosure  period  from the subject  brokerage  accounts  where the purposes or effect is to  manipulate  or significantly  affect the Rate of Return, as opposed to removing cash assets for the purpose of applying  such funds to a specific  investment,  expense or other specific use, or to the implementation of a specific investment strategy.

                                       I.

     IT IS THEREFORE ORDERED that WCFC parties are hereby permanently restrained and enjoined from:

     A. In connection  with the  advertising,  promotion,  offering for sale, or



CONSENT DECREE - page 4
sale of the Wall Street  Workshop  seminar or any other stock market  investment seminar or program, making any representation, expressly or by implication, that

WCFC  parties  have  attained  success  trading  in  stocks  using  the  trading strategies  taught at the promoted  seminar or program,  or that  consumers  who attend the promoted  seminar or program shall attain  success  trading in stocks using the strategies taught there,  without  disclosing  clearly and prominently the Rate of Return achieved during the disclosure  period.  If WCFC parties have not traded during the disclosure  period they shall disclose a Rate of Return of zero  or  disclose  the  fact  that  they  have  not  traded  during  the  prior twelve-month period.  Whenever WCFC parties disclose the Rate of Return achieved during the disclosure period they shall make the following  disclaimer:  "Future results may vary."

     In addition to the Rate of Return for the disclosure  period,  WCFC parties shall make  available on their web site, or make  available upon request if they do not have a web site, their historical rates of return,  for each of the three calendar years immediately preceding the calendar year in which a representation is made that triggers the Rate of Return  disclosure.  The three  calendar years shall commence on January 1, 1999.  Therefore,  until 150 days past the last day of 2001,  WCFC parties shall only be required to disclose the historical  annual rate of return data accumulated up to that time.

     In the event Wade Bruce  Cook,  through  any  corporation  or other  entity unrelated to the corporate  defendants,  makes a statement  otherwise covered by

Paragraph I.A. of this Order, he shall disclose clearly and prominently the Rate of Return achieved during the disclosure  period,  based on the net gain or loss in his  personal  brokerage  accounts  or the  brokerage  accounts of the entity through which he is then doing business.

     B. In connection  with the  advertising,  promotion,  offering for sale, or sale of the Wall Street  Workshop  seminar or any other stock market  investment seminar  or  program,  using an actual or  hypothetical  trade to  illustrate  a trading strategy,  unless WCFC parties disclose,  clearly and prominently,  that the  illustration  does not reflect the Rate of Return earned by WCFC parties in the stock market,  unless such is the case,  and that a consumer who attends the seminar or program may not do as well when  executing a similar  trade.  When an actual or hypothetical  trade is used to illustrate a trading  strategy with the disclosure  required by  Paragraph  I.B.,  it shall not  trigger the  disclosure required by Paragraph I.A.



CONSENT DECREE - page 5

     C. In connection  with the  advertising,  promotion,  offering for sale, or sale of the Wall Street  Workshop  seminar or any other stock market  investment seminar  or  program,  representing,  expressly  or  by  implication,  that  the testimonial  of  any  person  or  any  endorsement  of the  seminar  or  program represents  the  typical  or  ordinary  experience  of members of the public who attend the  seminar or  program,  unless  WCFC  parties  disclose,  clearly  and prominently,  that  testimonials  reflect  only one  person's  experience,  that consumers  who  attend  the  seminar  or  program  should  not  assume  that the experience described  necessarily reflects the testimonialist's  overall rate of success,  and that consumers who attend the seminar or program should not expect to  achieve  the same  level of  success.  When a  testimonial  is used with the disclosure  required by  Paragraph  I.C,  it shall not  trigger  the  disclosure required by Paragraphs  I.A or I.B,  except that any  advertising or promotional item  that  contains  four  (4) or more  testimonials  shall  also  comply  with

Paragraph   I.A.   For  purposes  of  this  Order,   "endorsement"   shall  mean

"endorsement" as defined in 16 C.F.R. ss. 255.06(b).

     D.  Failing to disclose  clearly and  prominently  prior to purchase by the consumer all material  terms and  conditions  of any refund  policy WCFC parties offer;  or if  WCFC  parties  do not  offer  refunds,  failing  to  clearly  and prominently disclose this fact prior to purchase by the consumer.

     E. Making any  representation,  expressly or by implication,  in connection with the  advertising,  promotion,  offering for sale, or sale of any investment seminar or program  unless at the time the  representation  is made WCFC parties possess and rely upon a reasonable basis that substantiates the representation.

     F. In the event that material that is not within the scope of this Order is disseminated  without charge in  conjunction  with  advertisements,  promotional seminars,  or other  promotional  activities  that are  subject  to this  Order,

failing  to  include  in  such  advertisement,   promotional  seminar  or  other

promotional  activity the clear and prominent  disclosure set forth in Paragraph

I.A,  whether  or  not  such  advertisement,   promotional   seminar,  or  other

promotional  activity  contains  any  representation  that  is  subject  to  the provisions of this Order.

     G.  Violating  any  requirement  of the  Federal  Trade  Commission's  Rule

Concerning  Cooling-Off  Period  for  Sales  Made At Homes Or At  Certain  Other

Locations, 16 C.F.R.ss. 429.



CONSENT DECREE - page 6

                                CONSUMER REDRESS

                                       II.

     IT IS FURTHER ORDERED that:

     A. Within  sixty (60) days after entry of this Order,  WCFC  parties  shall complete a review of their  consumer files to identify each consumer who paid to attend the Wall Street Workshop but did not attend the Wall Street Workshop, and who asked for a refund of Wall Street  Workshop  tuition but did not receive it.

Upon  identification  of each consumer,  WCFC parties shall within ten (10) days mail to the  consumer a check and release of claim for the amount of Wall Street

Workshop tuition they paid. Upon claimant's  cashing of such check, WCFC parties shall not have any further  obligation  to claimant for the purchase of the Wall

Street Workshop.

     B. Within  sixty (60) days after entry of this Order,  WCFC  parties  shall commence  mailing  each  eligible  consumer  who paid to attend the Wall  Street

Workshop on or after January 1, 1997, and before January 1, 2000, the Notice and

Proof of Claim,  in the form  shown on  Attachments  A and B, at the rate of two hundred (200) consumers each business day.  Eligible  consumer means each person who (1) paid tuition to WCFC parties to attend the Wall Street Workshop, (2) did not  subsequently  pay to attend any other seminar offered by WCFC parties,  and

(3) has not previously  received a refund of Wall Street  Workshop  tuition from

WCFC parties.

     C. In the event WCFC parties  receive a Proof of Claim  within  ninety (90)

days after it has been mailed, then thirty (30) days after the postmarked return date of such Proof of Claim, WCFC parties shall evaluate the claimant's response as provided in Attachments C, D and E, filed under seal. Upon determination that such response meets the criteria established in Attachments C, D and E, and that such response is not false,  WCFC parties shall mail to the claimant a check and release of claim for the amount of Wall Street  Workshop  tuition paid, less any actual  gain made by the  claimant  from  trading  in stocks  using the  trading strategies  taught at the Wall  Street  Workshop  during the first  twelve  (12)

months after attending the Wall Street Workshop. Upon claimant's cashing of such check,  WCFC parties  shall not have any further  obligation to claimant for the purchase of the Wall Street  Workshop.  Any dispute between WCFC parties and any claimant as to the  accuracy of the  responses  provided by the  claimant in the

Proof of Claim  shall be resolved  by a third  party  mutually  agreed to by the parties,



CONSENT DECREE - page 7
on the basis of written submissions, at the expense of WCFC parties.

     D. In the event a claimant  returns the Proof of Claim  within  ninety (90)

days  but  fails  to  provide  a  full  response,  or  to  submit  all  required information,  then WCFC parties shall send to the claimant  within  fifteen (15)

days of the postmarked return date of the Proof of Claim from a notice detailing the  information  that has not been provided and advising the claimant that they must provide such  information in full within thirty (30) days of the postmarked date of the  notice.  In the event  that the  claimant  then  provides  all such information  within thirty (30) days,  WCFC parties shall then have fifteen (15)

days from the postmarked  return date to comply with the  requirements set forth in Paragraph II.C. In the event that the claimant fails to provide the requested information  within  thirty (30) days,  then WCFC parties  shall have no further obligation  to  claimant  under this Order for the  purchase  of the Wall Street

Workshop.

     E. WCFC parties  shall keep all  responses  and  documentation  provided by claimants confidential except where disclosure is required by law.

     F. Sixty (60) days after  entry of this Order,  and then every  thirty (30)

days thereafter until all obligations under Section II have been satisfied, WCFC parties shall provide to the Federal Trade  Commission an affidavit  sworn to by two  Directors of WCFC  attesting  that they have  independently  reviewed  WCFC parties'  compliance with the  requirements  of this Section,  together with the names  and  addresses  of 1) each  person  who  received  a refund  pursuant  to

Paragraph II.A, and 2) all eligible  consumers under the Order and each claimant who has submitted a Proof of Claim and the disposition of the claim. This report shall be provided in electronic computer readable form.

     G. Upon five (5) days'  notice,  WCFC  parties  shall  grant  access to the

Commission  to  review,  and make  copies at the  Commission's  expense,  of all original records  pertaining to compliance by WCFC parties with the requirements of Section II.

     H. In the event of a default by WCFC parties in any payment due pursuant to

Paragraph  II, which  default has not been cured within  thirty (30) days of the date of default, Wade Bruce Cook shall personally make such payment.



CONSENT DECREE - page 8

                              GENERAL REQUIREMENTS

                                      III.

     IT IS FURTHER ORDERED that in connection with the  advertising,  promotion,

offering for sale, or sale of any  investment  seminar or program,  WCFC parties shall,  for three (3) years from entry of this Order,  maintain and upon request make  available  to the  Commission  for  inspection  and copying at  Commission expense:

     A. All advertisements,  and promotional and sales materials,  including all speaker and sales staff training materials;

     B. All  materials  that were relied upon in making the claims  contained in the  advertisements,  promotional,  and sales materials,  including  speaker and sales staff training materials;

     C. All materials in their  possession or control  including  complaints and other  communications with consumers or with governmental or consumer protection organizations that contradict, qualify, or call into question the claims made in advertisements, and promotional and sales materials, including speaker and sales staff training materials, or the basis relied upon for the claims.

     D. Records that reflect,  for every consumer  complaint or refund  request,

whether received directly or indirectly or through any third party:

          1.   the consumer's  name,  address,  telephone  number and the dollar amount paid by the consumer;

          2.   the written complaint or refund request,  if any, and the date of the complaint or refund request;

          3.   the basis of the complaint, including the name of any salesperson or seminar instructor or speaker complained about, and the nature

               and  result  of  any  investigation   conducted   concerning  any

               complaint;

          4.   each response and the date of the response;

          5.   any final resolution and the date of the resolution; and

          6.   in the event of a denial of a refund request,  the reason for the denial.

     E. All  brokerage  account  records,  and other  records,  documenting  and substantiating any Rate of Return disclosed in compliance with Paragraph I.A.



CONSENT DECREE - page 9

                                       IV.

     IT IS FURHTER  ORDERED that WCFC parties,  in connection  with any business where (1) any  defendant  is the  majority  owner of the business or directly or indirectly manages or controls the business, and (2) the business engages in the sale of  investment  seminars or programs,  or assists  others  engaged in these activities, are hereby permanently restrained and enjoined from:

     A. Failing to take reasonable  steps  sufficient to monitor and ensure that all their agents, employees,  consultants and independent contractors engaged in sales or other customer service functions or as seminar  instructors or speakers at promotional seminars, comply with Paragraph I of this Order. Such steps shall include adequate monitoring of sales and promotional  seminar  presentations and

customer  service   functions,   establishing  a  procedure  for  receiving  and

responding to consumer  complaints;  and  ascertaining  the number and nature of consumer complaints regarding transactions in which each employee or independent contractor is involved.

     B. Failing promptly to investigate any consumer  complaint  received by any business to which this Paragraph applies.  C. Compliance with this Section shall be deemed relevant evidence on the issue of whether WCFC parties are responsible for acts of a person  identified  in Paragraph  IV.A that are alleged to violate this Order in any subsequent enforcement proceeding.

                                       V.

     IT IS FURTHER  ORDERED that,  for a period of three (3) years from the date of entry of this Order, WCFC parties shall:

     A.  Provide  a copy of this  Order  to,  and  obtain  a  signed  and  dated acknowledgement  of receipt of same,  from each  officer  or  director,  for any business  where (1) any  defendant  is the  majority  owner of the  business  or directly or indirectly  manages or controls the  business,  and (2) the business engages in the sale of investment seminars or programs; and

     B. Maintain for a period of three (3) years after creation, and upon reasonable notice, make available to representatives of the Commission, the original  signed  and dated  acknowledgments  of the  receipt  of copies of this

Order, as required in Paragraph V.A.



CONSENT DECREE - page 10

                                       VI.

     IT IS FURTHER ORDERED that, so that compliance with the provisions of this Order may be monitored:

     A.  Sixty  (60) days after the date of entry of this  Order,  WCFC  parties shall  provide a written  report to the  Commission,  sworn to under  penalty of perjury,  setting forth in detail the manner and form in which WCFC parties have complied and are complying with this Order.

     B. For the purposes of this Order,  WCFC parties  shall,  unless  otherwise directed  by the  Commission's  authorized  representatives,  mail  all  written notifications or other communications to the Commission to:

                           Director, Northwest Region
                            Federal Trade Commission
                            915 2nd Avenue, Room 2896
                                Seattle, WA 98174

                                      VII.

     IT IS FURTHER  ORDERED that,  for a period of three (3) years from the date of entry of this Order, for purposes of determining  compliance with this Order,

WCFC parties shall permit  representatives  of the  Commission,  within five (5)

business days of receipt of written notice from the Commission:

     A. Access during normal  business  hours to any office or facility  storing documents  concerning any business where (1) any defendant is the majority owner of the business or directly or indirectly manages or controls the business,  and

(2) the business is engaged in the sale of investment  seminars or programs,  or in assisting  others  engaged in such business.  In providing such access,  WCFC parties shall permit  representatives of the Commission to inspect all documents relevant to any matter  contained  in this Order;  and shall  permit  Commission representatives  to remove  documents  relevant to any matter  contained in this

Order for a period not to exceed five (5)  business  days so that the  documents may be inspected, inventoried, and copied at the Commission's expense; and

     B. To interview  the  officers,  directors,  and  employees,  including all personnel  involved in  responding to consumer  complaints or inquiries,  of any business  subject to Paragraph  VII.A.  The person  interviewed may have counsel present.



CONSENT DECREE - page 11

                                      VIII.

     IT IS FURTHER ORDERED that,  within five (5) business days after receipt by

WCFC parties of this Order as entered by the Court,  WCFC parties and Wade Bruce

Cook shall submit to the  Commission  truthful  sworn  statements,  in the forms shown on Attachments F and G, that shall acknowledge receipt of this Order.

                                       IX.

     IT IS FURTHER  ORDERED  that this Court shall retain  jurisdiction  of this matter  to  enable  any of the  parties  to this  Order to apply to the Court at anytime for such further orders or directives as may be necessary or appropriate for the  interpretation  or  modification  of this  Order,  the  enforcement  of compliance therewith or the punishment of violations thereof.



CONSENT DECREE - page 12

         SO ORDERED, this ___ day of ________, 2000.



                                -----------------------------
                                UNITED STATES DISTRICT JUDGE

     The  parties  hereby  consent to the terms and  conditions  of the  Consent

Decree as set forth above and consent to the entry  thereof.  The parties  waive any  rights  that they may have  under  the Equal  Access  to  Justice  Act,  28

U.S.C.ss. 2412, amended by Pub. L. 104-121, 110 Stat. 847, 863-64 (1996).


FOR DEFENDANTS


/s/ Robert T. Hondel
-----------------------------
DIRECTOR
Wade Cook Financial Corporation
14675 Interurban Ave. S.
Seattle, WA  98168



NON-DEFENDANT


/s/ Wade B. Cook
-----------------------------
WADE BRUCE COOK


FOR PLAINTIFF


/s/ Eleanor Durham
-----------------------------
ELEANOR DURHAM
FEDERAL TRADE COMMISSION
915 2nd Avenue, Room 2896
Seattle, WA 98174
206-220-4476



CONSENT DECREE - page 13

                                  ATTACHMENT A

                            UNITED STATES OF AMERICA
                            FEDERAL TRADE COMMISSION

                                     NOTICE

You may be eligible to  participate  in a redress  program that was  established pursuant to a  settlement  between the Federal  Trade  Commission  and Wade Cook

Financial   Corporation   and  Wade  Cook  Seminars,   Inc.  To  establish  your

eligibility,  you must complete the accompanying  PROOF OF CLAIM, and mail it no later than [date] to FTC Redress Program, P.O. Box xxxx, Seattle, WA 98104


In order to receive a redress payment,  you must document your trading record if you traded  using the  strategies  taught at the Wall  Street  Workshop  and are seeking a refund under this redress program. Documentation may be in the form of photocopies of brokerage  statements or tax returns or other documents that show how much money you earned or lost  trading  using the  strategies  taught at the

Wall Street Workshop during the first twelve months following  attendance at the

Wall Street  Workshop.  DO NOT SEND  ORIGINAL  DOCUMENTS.  All records  that you submit will be kept CONFIDENTIAL.


If your address has changed  please  write your correct  address on the PROOF OF

CLAIM.  If your name has  changed,  or you are the  executor of an estate or are handling this claim on behalf of someone else,  please return the PROOF OF CLAIM with copies of documentation  supporting the change.  Supporting documents would include,  but not be  limited  to, a copy of a  marriage  certificate,  power of attorney, or appointment as executor.


                                                               [WBC - initialed]

                                  ATTACHMENT B

                                 PROOF OF CLAIM

1. a. Have you previously requested a refund of the Wall Street Workshop tuition?

     Yes ___    No ___

     b.  Did you receive a refund? Yes ___    No ___

2.   Since paying to attend the Wall Street Workshop have you paid to attend any other seminars offered by Wade Cook Financial Corporation.  Yes ___ No ___

     Which one(s)?

     How much did you pay?

3.   Were you told at the Wall  Street  Workshop  to  practice  trade,  or paper trade,  or  simutrade  until you were  successful  using the stock  trading strategies  taught at the Wall Street Workshop before actually trading with money? Yes ___ No ___

4.   Did  you  practice  trade,  paper  trade,  or  simutrade,  until  you  were successful  using the stock  trading  strategies  taught at the Wall Street

     Workshop before actually trading with money? Yes ___ No ___

5.   How much money did you make or lose in the  twelve  months  following  your attendance at the Wall Street  Workshop using the stock trading  strategies taught at the Wall Street Workshop? If your net gain was less than you paid in tuition for the Wall Street Workshop, or if you had net losses, you must send  copies  of  your  brokerage  account  statements  or  other  reliable documentation  of your trading  record,  along with this PROOF OF CLAIM, in order to be considered for participation in this redress program.



                                                               [WBC - initialed]

6.   By signing the Proof of Claim and returning it to the FTC Redress  Program,

     and upon receipt of payment  under this redress  program,  I agree that any and all claims I may have against Wade Cook Financial  Corporation  for the purchase of the Wall Street Workshop are released.

          I declare  under  penalty of perjury that the  foregoing  statement is true and correct.

     Signed this _____ day of ____________, 20__.


                                                -------------------------------








                                                               [WBC - initialed]

    Attachment C has been omitted. Confidential Treatment has been requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Omitted portions have been filed separately with the Securities and Exchange Commission.

    Attachment D has been omitted. Confidential Treatment has been requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Omitted portions have been filed separately with the Securities and Exchange Commission.

    Attachment E has been omitted. Confidential Treatment has been requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT F





------------------------------------
FEDERAL TRADE COMMISSION            )
                                    )  Case No.
              Plaintiff,            )
                                    )  AFFIDAVIT OF WADE BRUCE
              v.                    )  COOK ACKNOWLEDGING RECEIPT
                                    )  OF ORDER
WADE COOK FINANCIAL CORP., and,     )
WADE COOK SEMINARS, INC.            )
                                    )
             Defendants             )
------------------------------------)

     Wade Bruce Cook, being duly sworn, hereby states and affirms as follows:

     1. My name is Wade Bruce Cook.  My current  residence  address is 4333 Mary

Ellen Road, Issaquah,  Washington 98141. I am a citizen of the United States and am over the age of eighteen. I have personal knowledge of the facts set forth in this Affidavit.

     2. I am the President and CEO of defendant Wade Cook Financial  Corporation and  have  agreed  to be  bound by the  terms  of this  Order  in my  individual capacity.

     3. On __________,  2000, I received a copy of the Consent Decree, which was signed  by  the  Honorable  ___________________  and  entered  by the  Court  on

__________________________,  2000.  A true  and  correct  copy  of the  Order  I received is appended to this Affidavit.

     I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

     Executed on __________, at _______________________________.

                                                               [WBC - initialed]
ATTACHMENT F -1
                                                        FEDERAL TRADE COMMISSION
                                                       915 Second Ave. Ste. 2896
                                                       Seattle, Washington 98174
                                                                  (206) 220-6350

----------------------------------
Wade Bruce Cook


State of Washington

County of -------------------

     Subscribed and sworn to before me this ___ day of ________, 20__.


         ---------------------------
         Notary Public
         My Commission Expires:











                                                               [WBC - initialed]
ATTACHMENT F - 2
                                                        FEDERAL TRADE COMMISSION
                                                       915 Second Ave. Ste. 2896
                                                       Seattle, Washington 98174
                                                                  (206) 220-6350

                                  ATTACHMENT G


------------------------------------
FEDERAL TRADE COMMISSION            )
                                    )  Case No.
              Plaintiff,            )
                                    )  AFFIDAVIT OF [Name of Director]
              v.                    )  ACKNOWLEDGING RECEIPT OF
WADE COOK FINANCIAL CORP., and,     )  ORDER
WADE COOK SEMINARS, INC.            )
                                    )
             Defendants             )
------------------------------------)

     [Name], being duly sworn, hereby states and affirms as follows:

     1. My name is [Name]. My current residence address is _____________________

____________________________________________.  I  am a  citizen  of  the  United

States and am over the age of eighteen.  I have personal  knowledge of the facts set forth in this Affidavit.

     2. I am the [position] of defendant Wade Cook Financial Corporation.

     3. On  ____________,  2000, I received a copy of the Consent Decree,  which was  signed by the  Honorable  ___________________  and  entered by the Court on

__________________________,  2000.  A true  and  correct  copy  of the  Order  I received is appended to this Affidavit.

     I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

     Executed on __________, at _______________________________.



                                                               [WBC - initialed]
ATTACHMENT G - 1
                                                        FEDERAL TRADE COMMISSION
                                                       915 Second Ave. Ste. 2896
                                                       Seattle, Washington 98174
                                                                  (206) 220-6350

----------------------------------
[Name]


State of Washington

County of -------------------

     Subscribed and sworn to before me this ___ day of ________, 20__.


         ---------------------------
         Notary Public
         My Commission Expires:











                                                               [WBC - initialed]
ATTACHMENT G - 2
                                                        FEDERAL TRADE COMMISSION
                                                       915 Second Ave. Ste. 2896
                                                       Seattle, Washington 98174
                                                                  (206) 220-6350